Exhibit 99.3

NEWS RELEASE	3300 Enterprise Parkway Beachwood, Ohio 44122

www.ddrc.com

FOR IMMEDIATE RELEASE

Developers Diversified Realty Corporation Contact:	Investor Relations Michelle A. Mahue 216-755-5455

JDN Realty Corporation Contact:	Investor Relations Charles Talbert 404-504-6745

DEVELOPERS DIVERSIFIED REALTY CORPORATION AND JDN REALTY CORPORATION
ANNOUNCE PROPOSED MERGER

Developers Diversified Realty (NYSE: DDR) and JDN Realty Corporation (NYSE: JDN) announced today that they have entered into a definitive merger agreement pursuant to which JDN shareholders will receive 0.518 shares of DDR in exchange for each share of JDN stock. Based on yesterday’s closing prices, the transaction values JDN at approximately $1.02 billion, which includes approximately $584 million of assumed debt and $50 million of preferred stock.

Following the merger, DDR will own or manage 442 shopping center properties in 44 states comprising 77 million square feet, which includes approximately 15 million square feet of total GLA attributable to JDN. In addition, DDR will acquire 21 properties comprising approximately 7 million square feet of total GLA currently under development by JDN as well as a development pipeline of 17 properties representing 3 million square feet of total GLA with a total estimated cost of $220 million. Upon completion of the transaction, expected in the first quarter of 2003, DDR will have a total market capitalization of over $5.0 billion (including its pro rata portion of unconsolidated debt).

Scott Wolstein, DDR’s Chairman and Chief Executive Officer, said “This transaction is consistent with our mission statement, which is to be the nation’s leading owner and operator of market-dominant community shopping centers. The transaction also presents a unique opportunity to apply our core competencies in leasing, development and redevelopment to generate significant value creation for our shareholders. The combination with JDN will expand our relationships with the nation’s leading retailers, as well as provide embedded opportunities for growth through JDN’s significant development pipeline.”

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Craig Macnab, Chief Executive Officer of JDN, said “We are very excited about the proposed transaction with DDR. JDN’s board conducted an extensive exploration of strategic alternatives and unanimously concluded that a combination with DDR is in the best interests of our shareholders. The transaction will provide JDN shareholders the opportunity to participate in the future growth of DDR, as well as benefit from the depth and breadth of its management team, its extensive tenant relationships, development expertise and the additional financial flexibility offered by its strong balance sheet.”

Commenting on the economics of the transaction, David Jacobstein, DDR’s President and Chief Operating Officer, stated, “We expect this transaction to be approximately 5% accretive to consensus estimates of funds from operations (FFO) for 2003 on a leverage neutral basis, with further accretion as JDN’s development projects become fully operational in 2004. In addition, this transaction provides us with the opportunity to de-lever the balance sheet through the sale of land and non-core assets. We intend to provide guidance on post-merger debt levels and 2003 earnings on our third quarter conference call. We expect an overall capitalization rate on the transaction of approximately 9.8%, or 10.6% after adjusting for the impact of approximately $80 million in non-income producing land and outparcels.”

The 0.518 exchange ratio is not subject to change and there is no “collar” or minimum trading price for the shares. In conjunction with the transaction, DDR will nominate one of JDN’s Board members to its Board.

The transaction will be accounted for under the purchase method of accounting and is being structured as a tax-free merger, with acceptable tax opinions being a condition to closing.

The Board of Directors of each of JDN and DDR has unanimously approved the transaction. Completion of the transaction, which is expected to occur in the first quarter of 2003, is subject to approval of the merger agreement by JDN shareholders, approval of the issuance of additional DDR stock by the DDR shareholders, and other closing conditions described in the merger agreement, including JDN entering into a closing agreement with the IRS with respect to certain tax issues.

Subject to declaration by the JDN Board of Directors, JDN shareholders will receive the JDN fourth quarter dividend, adjusted for costs incurred in connection with entering into the closing agreement, and dividends will be synchronized at the DDR dividend rate thereafter.

Goldman, Sachs & Co. is acting as exclusive financial advisor to DDR. Lazard Frères & Co. LLC is acting as exclusive financial advisor to JDN.

DDR currently owns and manages 361 retail properties in 43 states totaling in excess of 62 million square feet of real estate. DDR is a self-administered and self-managed real estate investment trust (REIT) operating as a fully integrated real estate company which acquires, develops and leases shopping centers. You can learn more about DDR on the internet at www.ddrc.com.

JDN is a real estate company specializing in the development and asset management of retail shopping centers anchored by value-oriented retailers. Headquartered in Atlanta, Georgia, JDN owns and operates directly or indirectly 81 properties, containing approximately 15 million square feet of gross leasable area, located in 19 states. The common stock and preferred stock of JDN are listed on the New York Stock Exchange under the symbols “JDN” and “JDNPrA”, respectively. You can learn more about JDN on the internet at www.jdnrealty.com.

There can be no assurance that the required shareholder approvals for the merger will be obtained or that the merger will be consummated. This press release is not an offer to sell or the solicitation of an offer to purchase shares of DDR, nor is it an offer to purchase or the solicitation of an offer to sell shares of JDN. The merger proposal will be made only by means of a joint proxy statement/prospectus. Shareholders should read this document carefully when it is available because it contains important information. The joint proxy statement/prospectus, the merger agreement and other filed documents will be available to investors for free at the website of the Securities and Exchange Commission, www.sec.gov.

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Each of DDR and JDN considers portions of the information contained in this release and statements made in connection with this release, with respect to their respective beliefs and expectations of the outcome of future events to be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, both as amended. Such statements are, by their nature, subject to certain risks and uncertainties. Other risks, uncertainties and factors that could adversely affect DDR, JDN or their respective operations are detailed from time to time in reports filed by DDR or JDN, as the case may be, with the Securities and Exchange Commission, including Forms 8-K, 10-Q and 10-K. Neither DDR nor JDN undertakes any obligation to release publicly any revisions to forward-looking statements contained herein to reflect events or circumstances occurring after the date hereof or to reflect the occurrence of unanticipated events.

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     Attachment:

Key Transaction Information

	DDR	JDN	Pro Forma

Total Market Cap(Bn)	$3.7	$1.1	$5.0*

Number of Retail Operating Properties	361	81	442

GLA (MSF)	62.1	14.6	76.7

Number of States	43	15	44

Top Five Tenants	Wal*Mart / Sam's	Lowe's	Wal*Mart / Sam's

	T.J. Maxx	Wal*Mart / Sam's	Lowe's

	Kohl's	Kohl's	Kohl's

	Bed Bath & Beyond	Kroger	T.J. Maxx

	AMC Theatres	T.J. Maxx	Bed Bath & Beyond

Properties Under Development Number	6	21	27

GLA (MSF)	2.5	6.8	9.3

Properties in Development Pipeline Number	6	17	23

GLA (MSF)	3.2	2.9	6.1

     *     Pro forma for year-end 2002.

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Additional Information concerning the Merger and Where You can Find It

DDR will be filing a registration statement on Form S-4, containing a joint proxy statement/prospectus and other relevant documents, with the SEC concerning the proposed merger between DDR and JDN with the SEC. YOU ARE URGED TO READ THE REGISTRATION STATEMENT CONTAINING THE JOINT PROXY STATEMENT/PROSPECTUS AND ANY OTHER RELEVANT DOCUMENTS FILED OR THAT WILL BE FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT DDR, JDN AND THE MERGER. You may obtain the registration statement containing the joint proxy statement/prospectus and other documents free of charge at the SEC’s web site, www.sec.gov. In addition, you may obtain documents filed with the SEC by DDR free of charge by requesting them in writing from DDR Investor Relations, 3300 Enterprise Parkway, Beachwood, Ohio 44122, telephone: (216) 755-5500. You may obtain documents filed with the SEC by JDN free of charge by requesting them in writing from JDN Investor Relations, 359 East Paces Ferry Road, Suite 400, Atlanta, Georgia 30305, telephone: (404) 262-3252.

DDR and JDN, and their respective directors and executive officers and other members of their management and employees, may be deemed to be participants in the solicitation of proxies from the stockholders of DDR and JDN in connection with the merger. Information about the directors and executive officers of DDR and their ownership of DDR shares is set forth in the proxy statement for DDR’s 2002 annual meeting of shareholders. Information about the directors and executive officers of JDN and their ownership of JDN stock is set forth in the proxy statement for JDN’s 2002 annual meeting of stockholders. Investors may obtain additional information regarding the interests of such participants by reading the joint proxy statement/prospectus when its becomes available.

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